Exhibit 10.2

$850,000.00 January 11, 2021

SUBORDINATED PROMISSORY NOTE

For value received, GENH HALCYON ACQUISITION, LLC, a Texas limited liability company (the “Borrower”), promises to pay to HALCYON THRUPUT, LLC, a Texas limited liability company, or its assigns (the “Holder”), the principal sum of $850,000.00 (U.S. Dollars), together with all accrued and unpaid interest thereon as set forth below. All payments of principal and interest hereunder shall be made by wire transfer pursuant to wire transfer instructions that may be provided by the Holder to the Borrower from time to time.

This Subordinated Promissory Note (this “Note”) has been delivered pursuant to that certain Asset Purchase Agreement (the “Purchase Agreement”), by and among Generation Hemp, Inc., a Colorado corporation, the Borrower, OZ Capital, LLC, a Texas limited liability company, OZC Agriculture KY, LP, a Texas limited partnership, the Holder and the Owners set forth on the signature pages to the Purchase Agreement, dated March 7, 2020, as amended, and shall be governed by the terms of such Purchase Agreement. Any capitalized terms used herein and not defined herein, shall have the meanings set forth in the Purchase Agreement.

1. Payments. The Borrower shall pay all of the outstanding principal, together with all accrued and unpaid interest hereunder, on March 31, 2021.

2. Interest Rate. Simple interest on the unpaid principal balance of this Note shall accrue at the lesser of six percent (6%) per annum and the highest rate permitted by law. If an Event of Default (as defined below) shall occur under this Note, interest shall immediately commence accruing at a default rate of ten percent (10%) per annum.

3. Default. The occurrence of any of the following events of default (each, an “Event of Default”) shall, at the option of the Holder hereof, make all principal and interest (to the extent accrued) then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon written demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

(a) Failure to Pay Principal or Interest. The Borrower fails to pay any installment of principal or interest due under this Note when due and such failure continues for a period of five (5) days after written notice.

(b) Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or applies for or consents to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed without the consent of the Borrower, which shall constitute an automatic Event of Default and shall result in all remaining unpaid principal and interest due hereon immediately due and payable without the written demand from the Holder.

(c) Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower, which shall constitute an automatic Event of Default and shall result in all remaining unpaid principal and interest due hereon immediately due and payable without the written demand from the Holder.

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4. Termination. Upon payment of all cash amounts due to the Holder as provided in this Note, the Borrower will forever be released from all of its payment obligations and liabilities under this Note and the Holder agrees to promptly return to the Borrower the Note marked “paid in full.” This Note may be prepaid, in whole or in part, without the prior consent of the Holder.

5. Miscellaneous.

(a) Successors and Assigns. This Note shall be binding upon successors and assigns of the Borrower, and shall inure to the benefit of the successors and permitted assigns of the Holder.

(b) Severability. The unenforceability or invalidity of any provision or provisions of this Note shall not render any other provision or provisions herein contained unenforceable or invalid.

(c) Notice. Any notice or communication required to be given hereunder may be delivered by hand or deposited with an overnight courier (with overnight delivery instructions), if to the Borrower, to the address of the Borrower’s corporate headquarters, and if to the Holder, to the last address of the Holder set forth in the Borrower’s books and records. Notice shall be deemed given and received on the date sent if sent by personal delivery; and one (1) day after the date sent if sent by overnight courier.

(d) Entire Agreement. This Note contains the entire and complete understanding between the parties concerning its subject matter and all representations, agreements, arrangements and understandings between or among the parties, whether oral or written, have been fully merged herein and are superseded thereby, except for representations, agreements, arrangements and understandings between or among the parties made pursuant to the Purchase Agreement and any other agreements entered into in connection therewith and herewith. This Note may be modified only by a writing signed by both parties.

(e) Governing Law; Attorneys’ Fees. This Note shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to its principles regarding conflicts of law. Upon default, the breaching party agrees to pay to the non-breaching party reasonable attorneys’ fees, plus all other reasonable expenses, incurred by the non-breaching party in exercising any of the non-breaching party’s rights and remedies.

(f) Jurisdiction. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the State of Texas, Dallas County, and to the jurisdiction of the United States District Court for the State of Texas , for the purpose of any suit, action or other proceeding arising out of or based upon this Note; (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Note except in the state courts of the State of Texas, Dallas County, or the United States District Court for the State of Texas; and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Note or the subject matter hereof may not be enforced in or by such court.

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(g) Offset. The Holder agrees that the Borrower will have the right to offset any losses provided for in the Purchase Agreement against any sums payable hereunder to the Holder.

(h) FINAL AGREEMENT. THIS NOTE AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED BY THE BORROWER IN CONNECTION WITH THE INDEBTEDNESS EVIDENCED BY THIS NOTE EMBODY THE FINAL, ENTIRE AGREEMENT OF THE BORROWER AND THE HOLDER WITH RESPECT TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE BORROWER AND THE HOLDER. THERE ARE NO ORAL AGREEMENTS BETWEEN THE BORROWER AND THE HOLDER.

(i) Subordination. By its acceptance hereof, the Holder agrees that the indebtedness evidenced by this Note, including the principal of and interest thereon, shall be subordinate to and subject in right of payment, to the extent hereinafter set forth, to the prior payment in full of all principal, interest and any other sums then due on all existing or future Senior Indebtedness of the Borrower. The term “Senior Indebtedness” shall mean secured and unsecured indebtedness of the Borrower, or with respect to which the Borrower is a guarantor, for money borrowed by the Borrower from any financial institution.

(j) Personal Guaranty. Pursuant to that certain Personal Guaranty of Gary C. Evans, dated as of the date hereof, by and between the Holder and Gary C. Evans, should the Borrower fail to pay the principal due hereunder, Gary C. Evans guarantees the prompt and full payment of such principal when due.

Signature Page Follows

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IN WITNESS WHEREOF, the Borrower has executed this Note as of the date set forth above.

GENH HALCYON ACQUISITION, LLC,
a Texas limited liability company

By:	/s/ Gary C. Evans
Gary C. Evans, Managing Member

SUBORDINATED PROMISSORY NOTE – Signature Page